UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2007

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

Biblioteksgatan 11 S111 46 Stockholm, Sweden
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

 On August 10, 2007, the previously announced merger between SBE, Inc. (“SBE”), a Delaware corporation, with Neonode Inc. (pre-merger Neonode), a Delaware corporation was completed pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated January 19, 2007 and amended on May 16, 2007.  As a result of the merger, SBE changed its name to Neonode Inc (post-merger Neonode and the “Company”) and Neonode Inc., changed its name to Cold Winter, Inc. Following the closing of the merger, the business and operations of pre-merger Neonode became the primary business and operations of the newly-combined company. The newly-combined company's headquarters are in Stockholm, Sweden.

 Pre-merger Neonode’s independent registered public accounting firm for the years ended December 31, 2006 and 2005 and through November 20, 2007, was Öhrlings PricewaterhouseCoopers AB, or PwC.  SBE’s independent registered public accounting firm for the fiscal years ended October 31, 2006 and 2005 and through September 13, 2007 was BDO Seidman, LLP, or Seidman. The merger was treated as a recapitalization for accounting purposes and as such, the historical financial statements of pre-merger Neonode became the historical financial statements of post-merger Neonode. Post-merger Neonode retained PwC, as its independent registered public accounting firm. After the merger, Seidman was retained to complete its review of the SBE interim financial statements for the period ended July 31, 2007 and was dismissed at the completion of the interim review on September 13, 2007 (see Form 8-K filed September 13, 2007).

 This amendment to the Item 4.01 8-K dated November 20, 2007, which was filed with the SEC on November 27, 2007, is being made by management of Neonode Inc. to clarify the dismissal date for Ohrlings PricewaterhouseCoopers AB and to file with the SEC a revised Exhibit 16 letter.

(a)    Previous independent registered public accounting firm

(i)     On November 20, 2007, the Audit Committee of Neonode Inc. informed PWC that they were dismissed as Neonode’s independent registered public accounting firm.

(ii)    PwC’s report on the pre-merger Neonode’s consolidated financial statements for the year ended December 31, 2006 contained an explanatory paragraph expressing substantial doubt as to pre-merger Neonode’s ability to continue as a going concern. Except as noted in the immediately preceding sentence, PwC’s reports on pre-merger Neonode’s consolidated financial statements for the years ended December 31, 2006 and 2005 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle.

(iii)   During the years ended December 31, 2005 and 2006 and through November 20, 2007, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement in their report on the financial statements for such years.

(iv)   During the years ended December 31, 2006 and 2005 and through November 20, 2007, there were no reportable events, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

(v)    Neonode Inc. has requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 29, 2007, is filed as Exhibit 16.1 to this Form 8-K

(b)    New independent registered public accounting firm

(i)     Neonode Inc. appointed BDO Feinstein International AB as its new independent registered public accounting firm as of November 20, 2007. BDO Feinstein International AB is a member firm of BDO International. During the years ended December 31, 2006 and 2005, and through November 20, 2007, the Company did not consult BDO Feinstein International AB regarding any of the matters discussed in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-K .

(ii)    On September 13, 2007, the Audit Committee of SBE, Inc. dismissed BDO Seidman, LLP as its independent registered public accounting firm. Such dismissal was to be finalized upon the completion by BDO Seidman, LLP of its interim review of the financial statements of SBE, Inc. as of July 31, 2007 and for the three- and nine-month periods then ended. During the fiscal years ended October 31, 2006 and 2005 and through September 13, 2007, the Company did not consult BDO Seidman LLP with respect to both pre-merger and post-merger Neonode, regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

Exhibit No.	Description

16.1	Letter, dated as of November 29, 2007, from Öhrlings PricewaterhouseCoopers AB regarding its concurrence with the registrant's statement regarding change of accountants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neonode, INC.

Date: November 29, 2007	/s/ David W. Brunton
David W. Brunton
Chief Financial Officer, Vice President, Finance and Secretary (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

16.1	Letter, dated as of November 29, 2007, from Öhrlings PricewaterhouseCoopers AB regarding its concurrence with the registrant's statement regarding change of accountants.

EXHIBIT 16.1

Öhrlings

PRICEWATERHOUSECOOPERS

Öhrlings PricewaterhouseCoopers AB
SE-113 97 Stockholm, Sweden
Visiting address: Torsgatan 21
Telephone +46 8 555 330 00
Fax +46 8 555 330 01
www.pwc.com/se

November 29, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

We have read the statements made by Neonode Inc. (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K/A, as part of the Company's Form 8-K/A report dated November 20, 2007. We agree with the statements concerning our Firm in such Form 8-K/A.

Yours very truly,

Öhrlings PricewaterhouseCoopers AB

Öhrlings PricewaterhouseCoopers AB

Öhrlings PricewaterhouseCoopers AB Reg. Office: Stockholm Reg. No: 556029-6740